EXHIBIT 2.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

Amendment No. 2 (this “Amendment”), dated as of August 3, 2007, to that certain Agreement and Plan of Merger (as amended prior to the date hereof, the “Merger Agreement”), among DAVIS ACQUISITION SUB LLC, a Delaware limited liability company (“NHC/OP Sub”), NHC/OP, L.P., a Delaware limited partnership and the direct parent of NHC/OP Sub (“NHC/OP”), NATIONAL HEALTHCARE CORPORATION, a Delaware corporation and the ultimate parent of NHC/OP, (“Parent”), and NATIONAL HEALTH REALTY, INC., a Maryland corporation (the “Company”).

RECITALS

WHEREAS, NHC/OP Sub, NHC/OP, Parent and Company are parties to the Merger Agreement.

WHEREAS, NHC/OP Sub, NHC/OP, Parent and Company desire to amend the Merger Agreement in the manner set forth below.

AGREEMENTS

In consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, NHC/OP Sub, NHC/OP, Parent and Company agree as follows:

I.

AMENDMENTS

A.

Section 7.01 of the Merger Agreement is hereby amended by deleting all references in such Section to “August 31, 2007” and replacing such references with “December 14, 2007”.

II.

MISCELLANEOUS

A.

All remaining provisions of the Merger Agreement remain unchanged and in full force and effect.

B.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

C.

This Amendment may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

DAVIS ACQUISITION SUB LLC

By:  /s/ R. Michael Ussery

Name:

R. Michael Ussery
Title:

Vice President

NHC/OP, L.P.

By:  NHC-Delaware, Inc.
Its General Partner

By:  /s/ R. Michael Ussery

Name:

R. Michael Ussery
Title:

Vice President

NATIONAL HEALTHCARE CORPORATION

By:  /s/ R. Michael Ussery

Name:

R. Michael Ussery
Title:

Senior Vice President, Operations

NATIONAL HEALTH REALTY, INC.

By:  /s/ Robert G. Adams

Name:

Robert G. Adams
Title:

President